Exhibit 10.3

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED

ON A REQUEST FOR CONFIDENTIAL TREATMENT

OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION

PREPAYMENT AGREEMENT

This Prepayment Agreement (the “Agreement”) is made and entered into this 1st day of September, 2010, but effective as of September 1, 2010 (the “Effective Date”), between Encana Oil & Gas (USA) Inc. (“Encana”) and Platinum Energy Solutions, Inc. (“Contractor”). Encana and Contractor may each also be referred to herein as a “Party” or collectively as the “Parties.”

BACKGROUND

1.	Encana and Contractor have entered into a “Work Order” effective September 1, 2010 pursuant to which Contractor will provide Work (as defined in the Work Order) to Encana on natural gas wells located within Encana’s Mid Continent Business Unit in Texas and Louisiana, and operated by Encana.

2.	Contractor desires that Encana make prepayments for such Work, and Encana has agreed to do so subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein expressed, the Parties hereto mutually agree as follows:

ARTICLE I

PREPAYMENT FOR WORK

1.1	Deliveries at Execution: Previous to the execution of this Agreement, Encana and Contractor will each execute and deliver to the other:

(a) The Master Service Agreement dated September 1, 2010 by and between Encana and Contractor (the “MSA”) attached hereto as Exhibit A;

(b) The Work Order attached hereto as Exhibit B; and

(c) Such other instruments, agreements and other documents as either may reasonably request in conjunction with the consummation of the closing contemplated herein.

1.2	First Prepayment: After the date of this Agreement, Contractor may submit to Encana an invoice for a prepayment for Work in the amount of $10,000,000 (the

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE

WITH RULE 406 UNDER THE SECURITIES ACT OF 1933

“First Prepayment”). Subject to Section 2.2 below, Encana will pay said invoice within 10 Business Days of receipt.

1.3	Condition Precedent to Payment of Invoice: Prior to submitting an invoice for the First Prepayment to Encana. Contractor will provide Encana with evidence of Contractor’s ability to pay the purchase price for the Fleets (as defined in the Work Order) to be used by Contractor to perform the Work under the Work Order. Such evidence will be in the form of either: (i) a funding commitment letter from Contractor’s bank evidencing, to Encana’s reasonable satisfaction, that Contractor’s bank has committed to provide funds in an amount sufficient to purchase the Fleets (the “Commitment”); or (ii) financial information showing to Encana’s reasonable satisfaction that Contractor has the ability to purchase the Fleets. Contractor will notify Encana immediately if the Commitment is withdrawn or reduced in any way. Encana will have no obligation to make any prepayments under this Agreement until Contractor has provided evidence as set forth herein or if the Commitment is withdrawn or reduced in any way. If Contractor cannot provide evidence reasonably satisfactory to Encana that this condition has been satisfied by [December 31, 2010], Encana may, at its sole option, terminate the MSA and Work Order without further obligation of any kind to Contractor.

1.4	Second Prepayment: Encana will also pay Contractor the amount of $* 30 Days prior to the Initial Delivery Date (as defined in the Work Order) (the “Second Prepayment”).

ARTICLE II

CREDIT AGAINST PREPAYMENT

2.1	Application of First Prepayment: The First Prepayment amount will be applied to Work performed by Contractor under the Work Order in the following manner:

(a) Upon the occurrence of the Initial Delivery Date, Contractor’s invoices to Encana will include a credit in the amount of $* per Month. Each invoice with a credit will indicate the dollar amount of the credit, the cumulative amount of all credits to date, and the remaining balance of the First Prepayment (the “Remaining Credit Balance”); and

(b) Upon the expiration of the term of the Work Order, the Remaining Credit Balance will be credited to the entire amount of any unpaid invoices for the Work. If there is still a Remaining Credit Balance and Contractor provides other services to Encana unrelated to the Work Order, the Remaining Credit Balance will be credited to the unpaid and future invoices for said other services until the entire Remaining Credit Balance has been credited. If there is still a Remaining Credit Balance and

*	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE

WITH RULE 406 UNDER THE SECURITIES ACT OF 1933

Contractor does not provide other services to Encana unrelated to the Work Order, Contractor will, within 10 Business Days, make a cash payment to Encana equal to the Remaining Credit Balance; and

(c) To Encana in the event of termination of the Work Order, as set Forth in Section 3.1.

2.2	Application of Second Prepayment:

(a) Contractor will apply the Second Prepayment to Contractor’s invoices for the first * Stages (as defined in the Work Order) performed by Contractor under the Work Order at the rate of $* per Stage. Each invoice with a credit will indicate the dollar amount of the credit, the cumulative amount of all of credits to date, and the remaining balance of the Second Prepayment (the “Second Remaining Credit Balance”).

(b) If the Work Order is terminated for any reason prior to the completion of * Stages by Contractor, the balance of the Second Prepayment will be immediately refunded to Encana as set forth in Section 3.1.

ARTICLE III

TERMINATION OF WORK ORDER

3.1	Consequences of Termination: In the event the Work Order is terminated pursuant to Section F(1)(b)(i) or Section F(2)(c) of the Work Order, the Remaining Credit Balance and the Second Remaining Credit Balance (the “Overall Balance”) will be set off against any amounts owed by Encana to Contractor pursuant to the MSA and any open Work Order. If there is still an Overall Balance, Contractor will, within 10 Business Days, make a cash payment to Encana equal to the Overall Balance. The right of set off set forth in this Section 3.1 is without prejudice to any other rights or remedies available to Encana under the MSA or applicable law.

3.2	Not Penalty: It is expressly agreed that the amounts set forth in Section 3.1 do not constitute a penalty and that the Parties, having negotiated in good faith for such specific amounts and having agreed that such amounts are reasonable in light of the anticipated harm caused by a Default and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the enforceability of such payments.

*	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE

WITH RULE 406 UNDER THE SECURITIES ACT OF 1933

ARTICLE IV

MISCELLANEOUS

4.1	Master Service Agreement: Notwithstanding any terms to the contrary in the MSA, in the event of a conflict between the terms of the MSA and this Agreement, the terms of this Agreement will control.

4.2	Certain Defined Terms:

(a) “Business Day” means any day on which national banks in Dallas, Texas are open for business. “Business Days” is the plural of “Business Day”.

(b) “Month” means Contractor’s regular billing cycle.

4.3	Authority: Each Party represents that it has full power and authority to enter into and perform this Agreement and the person signing this Agreement on behalf of each Party has been properly authorized and empowered to enter into this Agreement.

4.4	Monetary Amounts: All monetary amounts stated in this Agreement are cited in, and must be paid in, United States dollars.

4.5	Further Assurances: As necessary, the Parties shall execute any and all documents including, but not limited to, any documents, forms, etc. and take all actions, (in each case) that are necessary to effectuate the terms and provisions of this Agreement.

4.6	Press Releases: A Party to this Agreement shall not issue any media release or make a public announcement relating to this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party agrees to use its reasonable efforts to consult with and obtain the consent of the other Party prior to making the disclosure).

4.7	Governing Law: This Agreement shall be governed, construed, and enforced in all respects, including validity, interpretation, and effect, according to the laws of the State of Texas, excluding any conflicts of law rule or principle that might apply the law of another jurisdiction.

4.8	Waiver of Consequential Damages: NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE PARTIES EXPRESSLY AGREE THAT NO PARTY SHALL BE LIABLE FOR ANY EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE, OR SPECULATIVE DAMAGES, INCLUDING LOST PROFITS, SUFFERED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE

WITH RULE 406 UNDER THE SECURITIES ACT OF 1933

4.9	Notices:

(a) All notices required or permitted under this Agreement shall be in writing and delivered in person, by overnight courier, by certified or registered mail return receipt requested, by facsimile, or by electronic transmission, delivered or addressed to the persons and at the addresses as provided below. When a response to another Party is required, each Party’s response shall be in writing to such other Party.

(b) A notice is deemed to have been received as follows:

(i)	if a notice is delivered in person, upon receipt as indicated by the date on the signed receipt;

(ii)	if a notice is sent by Registered or Certified Mail, upon the earlier of (1) receipt as indicated by the date on the signed receipt or (2) five days after such notice is deposited in the mail;

(iii)	if a notice is sent by nationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt;

(iv)	if a notice is sent by facsimile, upon receipt by the party giving or making such notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee’s facsimile number;

(v)	if a notice involving an item that causes a response period or other time period set forth in this Agreement (a “time-sensitive matter”) to commence is sent by electronic transmission (as defined below), upon the notifying party’s receipt of a response from the addressee by electronic transmission or other written or facsimile recognition of receipt of such electronic transmission;

(vi)	if a notice involving an item other than a time-sensitive matter is sent by electronic transmission, when transmitted if transmitted prior to 9:00 a.m. on a business day, and otherwise on the next business day following transmission; and

(vii)	if the addressee rejects or otherwise refuses to accept a notice, or if the notice cannot be delivered because of a change in address for which no notice was given to the Party attempting to give or make such notice, then upon the rejection, refusal, or inability to deliver.

(c) Notwithstanding the foregoing subsections (i) through (vii) above, except as expressly provided to the contrary in subsection v above, if a notice is received after 5:00 P.M. on a business day where the addressee is located, or on a day that is not a business day where the addressee is located, such notice is deemed received at 9:00 A.M. on the next business day where the addressee is located.

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE

WITH RULE 406 UNDER THE SECURITIES ACT OF 1933

ADDRESSES

Contractor:

Platinum Energy Solutions, Inc.

2100 W Loop South, Suite 1600

Houston, Texas 77027

Telephone:	713-590-2820 Fax:
Attn:	Milburn Ducote

Encana:

ENCANA OIL & GAS (USA) INC.

14001 N. Dallas Parkway, Suite 1100

Dallas, Texas 75240

Telephone:	214-987-7144
Fax:	214-507-0985
Attn:	Team Lead/Drilling & Completions

4.10	Electronic Transmissions: Each of the Parties hereto agrees that: (1) any notice transmitted by electronic transmission shall be treated in all manner and respects as an original written document; (ii) any such notice shall be considered to have the same binding and legal effect as a notice sent by other approved means. Each of the parties further agrees that they will not raise the transmission of a consent or document by electronic transmission as a defense in any proceeding or action in which the validity of such consent or document is at issue and hereby forever waives such defense. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. With respect to any notice delivered by electronic transmission and involving a time-sensitive matter, the addressee covenants and agrees to use its reasonable efforts to promptly respond to any such notice such that the notice shall be deemed to have been received as set forth in Section 7.7(b) above.

4.11	Headings for Convenience: All captions, numbering sequences, and headings used in this Agreement are inserted for convenience only and shall in no way define, limit or describe the scope or intent of this Agreement or any part thereof, nor have any legal effect other than to aid a reasonable interpretation of this Agreement. A reference to “Article” or “Section” is to an Article or Section of this Agreement.

4.12	Amendment: No provision of this Agreement shall be modified or amended except by the written agreement of the Parties.

4.13

Severance of Invalid Provisions: In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE

WITH RULE 406 UNDER THE SECURITIES ACT OF 1933

unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provisions eliminated. The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the invalid provisions destroys the legitimate purposes of this Agreement; in which event this Agreement shall no longer be of any force or effect. The Parties shall negotiate in good faith for any required modifications to this Agreement required as a result of this provision.

4.14	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns.

4.15	Entire Agreement: This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.

4.16	Counterparts: Facsimile Signature: The Parties may execute this Agreement in any number of duplicate originals, each of which constitutes an original, and all of which, collectively, constitute only one Agreement. The Parties may execute this Agreement in counterparts, each of which constitutes an original, and all of which, collectively, constitute only one Agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the Parties hereto. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. In proving this Agreement, a Party must produce or account only for the executed counterpart of the Party to be charged.

4.17	Binding on Successors and Assigns: This Agreement will extend to, inure to the benefit of, and be binding upon the Parties and each of their successors and permitted assigns. Without obtaining the prior written consent of the other Party hereto, which shall not be unreasonably withheld, no Party shall have the right to assign its rights and obligations under this Agreement; provided that any Party shall be permitted to assign its rights and obligations hereunder in connection with a sale by such Party of all or substantially all of its assets; provided further that no such assignment shall relieve the assigning Party of its obligations hereunder without the express prior written consent of the other Party.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE

WITH RULE 406 UNDER THE SECURITIES ACT OF 1933

IN WITNESS WHEREOF. this Agreement is executed and effective as of the date first above written.

CONTRACTOR:

Platinum Energy Solutions, Inc.

By:	/s/ Milburn Ducote
	[name]	Milburn Ducote
	[position]	President

ENCANA:
ENCANA OIL & GAS (USA) INC.

By:	/s/ Tim Blackwood for
Jeff Wojahn
President